UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2018
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1701 Trinity Street, Suite 3.322, Austin, TX		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 370-4081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02: Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Employment Agreement with Julien L. Pham, MD, MPH

On May 23, 2018, we entered into an amended and restated employment agreement with Julien L. Pham, MD, MPH, our President and Chief Operating Officer. This employment agreement amended and restated the employment agreement we had entered into with Dr. Pham in October 2016.

Dr. Pham’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Dr. Pham is initially entitled to receive an annual base salary of $325,000. Dr. Pham is also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our board of directors and Dr. Pham. The amount of the bonus for 2018 is up to 33.33% of Dr. Pham’s then-current base salary; the amount of the bonus after 2018 will be determined by our board of directors.

On May 23, 2018, we granted Dr. Pham options to purchase an aggregate of 659,346 shares of our common stock, at an exercise price of $9.80 per share. One-half of the options (the “Time Based Options”) vest based on Dr. Pham’s continued employment, with one-third of these options vesting on May 23, 2019, and the remaining two-thirds vesting in equal quarterly installments over the following two years.  The other one-half of the options vest based on achievement, within time periods specified by our board of directors, of performance goals specified by our board of directors.

The agreement provides that during the term of Dr. Pham’s employment with us and for one year after the termination of his employment, Dr. Pham will not encourage any of our employees or consultants to leave Genprex and will not compete or assist others to compete with us.

If, prior to a change of control, we terminate Dr. Pham’s employment without cause or if Dr. Pham resigns for good reason, and Dr. Pham delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Dr. Pham: (i) a severance payment equal to 12 months of Dr. Pham’s base salary then in effect; (ii) a payment equal to Dr. Pham’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Dr. Pham for the 12 months following such termination; and (iv) acceleration as to 100% of Dr. Pham’s Time Based Options, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

If, within 12 months following a change of control, Dr. Pham’s employment is terminated without cause or Dr. Pham resigns for good reason, and he delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Dr. Pham: (i) a severance payment equal to 12 months of Dr. Pham’s base salary then in effect; (ii) a payment equal to Dr. Pham’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Dr. Pham for the 12 months following such termination; and (iv) acceleration as to 100% of Dr. Pham’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Dr. Pham’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our board of directors that Dr. Pham’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Dr. Pham’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our board of directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Dr. Pham’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Dr. Pham’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Dr. Pham’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Dr. Pham’s employment agreement, “good reason” means the occurrence of any of the following taken without Dr. Pham’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Dr. Pham’s position, titles, offices or duties other than as provided in the agreement; (ii) an assignment of any significant duties to Dr. Pham that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Dr. Pham’s then current annual base salary (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the requirement that Dr. Pham relocate his personal residence to a location more than 50 miles from his then current residence.

The foregoing summary of Dr. Pham’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement itself, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
10.1	Amended and Restated Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: May 30, 2018	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Executive Employment Agreement